Exhibit 99.2

Defined terms used but not defined in this Exhibit 99.2 can be found in the

Company’s prospectus supplement dated September 17, 2018,

filed with the Commission on September 19, 2018.

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated combined financial statements (the “Pro Forma Financial Statements”) have been prepared to reflect the effects of the Transactions on our financial statements. Transactions include: (1) the issuance of the notes offered hereby, (2) the use of the net proceeds from this offering, together with borrowings under our Revolver, to finance the closing of the Acquisition Transactions, (3) the payment of estimated transaction fees and expenses associated with the foregoing, and (4) the pro forma use of borrowings under our Revolver to finance the redemption of all of our outstanding 2018 Notes. The unaudited pro forma consolidated combined balance sheet is presented as if the Transactions had occurred on June 30, 2018. The unaudited pro forma consolidated combined statement of income for the year ended December 31, 2017 is presented as if the Transactions had occurred on January 1, 2017 and the unaudited pro forma consolidated combined statement of income for the six months ended June 30, 2018 is presented as if the Transactions had occurred on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Transactions and, with respect to the statements of income only, expected to have a continuing impact on the combined results.

The Pro Forma Financial Statements have been prepared using the acquisition method of accounting using the accounting guidance for asset acquisitions in ASC 805, with our Company treated as the acquirer. The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing the Pro Forma Financial Statements, and are subject to revision based on a final determination of fair value as of the date of acquisition. Differences, if any, between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying Pro Forma Financial Statements and our future consolidated results of operations and consolidated financial position.

The Pro Forma Financial Statements are provided for informational purposes only and do not purport to represent what our actual consolidated results of operations or consolidated financial position would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of our future consolidated results of operations or consolidated financial position. The Pro Forma Financial Statements should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Statements;

•	our audited consolidated financial statements for the year ended December 31, 2017 and the notes relating thereto included in our 2017 10-K, which is incorporated herein by reference; and

•

our unaudited condensed consolidated financial statements for the six months ended June 30, 2018 and the notes relating thereto included in Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which is incorporated herein by reference.

Unaudited Pro Forma Consolidated Combined Balance Sheet

As of June 30, 2018

	Historical as of June 30, 2018	Pro Forma Adjustments Related to the Tropicana Transactions		Pro Forma Adjustments Related to Penn- Pinnacle Merger		Pro Form Adjustments Related to the Redemption of the Remaining 2018 Notes			Pro Forma as of June 30, 2018
	(in thousands, except share and per share data)
Assets
Real estate investments, net	$3,612,095	$942,148	A	$251,925	A				$7,414,568
				2,608,400	B
Land rights, net	634,693	48,565	C						683,258
Property and equipment, used in operations, net	104,312								104,312
Mortgage loans		246,000	D	64,800	D				310,800
Investment in direct financing lease, net	2,608,400			(2,608,400)	B				—
Cash and cash equivalents	144,472						(144,472)	E	—
Prepaid expenses	4,417								4,417
Goodwill	75,521								75,521
Other intangible assets	9,577								9,577
Loan receivable	13,497								13,497
Deferred tax assets	4,769								4,769
Other assets	76,807	(901)	F	(567)	F				75,339

Total assets	$7,288,560	$1,235,812		$316,158			$(144,472)		$8,696,058

Liabilities
Accounts payable	$461								$461
Accrued expenses	7,171								7,171
Accrued interest	35,608								35,608
Accrued salaries and wages	17,416								17,416
Gaming, property, and other taxes	49,811								49,811
Long-term debt, net of unamortized debt issuance costs	4,506,744	1,240,147	G	316,158	G				5,914,242
							(156,457)	E
							11,985	E
		(11,740)	H
		7,405	I
Deferred rental revenue	265,256								265,256
Deferred tax liabilities	257								257
Other liabilities	27,068								27,068

Total liabilities	$4,909,792	$1,235,812		$316,158			$(144,472)		$6,317,290

Shareholders’ equity
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued or outstanding at June 30, 2018)	$—								$—
Common stock ($.01 par value, 500,000,000 shares authorized, 213,737,939 shares issued and outstanding at June 30, 2018)	2,137								2,137
Additional paid-in capital	3,935,517								3,935,517
Retained deficit	(1,558,886)								(1,558,886)

Total shareholders’ equity	$2,378,768	$—		$—		$			$2,378,768

Total liabilities and shareholders’ equity	$7,288,560	$1,235,812		$316,158			$(144,472)		$8,696,058

Notes to the Unaudited Pro Forma Consolidated Combined Balance Sheet

As of June 30, 2018

Pro Forma Balance Sheet

The Company expects to complete the Acquisition Transactions during the fourth quarter of 2018, resulting in the acquisition of real estate properties, the entry into master leases with two new tenants, ERI and Boyd Gaming, the funding of mortgage loans for both Lumière Place and Belterra Park and the amendment of the Pinnacle Master Lease.

In connection with the Tropicana Transactions, the Company will acquire the real property assets of Tropicana Atlantic City, Tropicana Evansville, Tropicana Laughlin, Trop Casino Greenville and the Belle of Baton Rouge and lease these properties to ERI under a long-term triple-net master lease (the “ERI Master Lease”). ERI will purchase the operations from Tropicana at the same time the Company purchases the real property assets from Tropicana. Additionally, the Company will act as mortgagee in the financing of Tropicana’s Lumière Place property, collecting interest payments from ERI, which will operate this property following completion of the Tropicana Transactions.

The Company also expects that the Penn-Pinnacle Merger will close during the fourth quarter of 2018. In conjunction with this transaction, the Company will acquire the real property assets of Penn’s Plainridge Park property and subsequently lease these assets back to Penn under the amended Pinnacle Master Lease. The Penn-Pinnacle Merger will also trigger an amendment to the Pinnacle Master Lease, which will allow for the for sale by Pinnacle of the operating assets at Ameristar Casino Hotel Kansas City, Ameristar Casino Resort Spa St. Charles and Belterra Casino Resort to Boyd Gaming and allow the Company to enter into a new master lease agreement with Boyd Gaming for these properties (the “Boyd Master Lease”). The Company will also act as a mortgagee in the financing of Pinnacle’s Belterra Park property, collecting interest payments from Boyd Gaming, which will operate this property following the completion of the merger.

The real estate assets we acquire in the Acquisition Transactions will be accounted for as asset acquisitions under the Accounting Standards Codification Section 805 — Business Combinations and the master leases between GLPI and ERI and GLPI and Boyd Gaming will be accounted for as operating leases under the Accounting Standards Codification Section 840 — Leases. Furthermore, the modification to the Pinnacle Master Lease will unwind the direct financing lease treatment of the building portion of that lease and the entire Pinnacle Master Lease will qualify for operating lease treatment at the acquisition date. The total purchase price of all acquired assets will be allocated to the land, buildings and land rights acquired from Tropicana and Penn. The allocation of the purchase price components is described below.

Pro Forma Adjustments:

(A)	To record the fair value of the land and buildings to be acquired from Tropicana and Penn in conjunction with the Acquisition Transactions.

(B)

To unwind the direct financing lease as the modification of the Pinnacle Master Lease allowed us to treat the amendment to the original Pinnacle Master Lease as a new lease, which is classified as an operating lease under ASC 840. The building assets that were classified as an investment in direct financing lease under the original Pinnacle Master Lease are recorded as real estate investments at their present carrying value. Under ASC 840, when changes to a lease that was classified as a direct financing lease result in that lease being classified as an operating lease, the leased assets that were previously classified as a net investment in the lease are recorded as assets on the lessor’s books at the lower of the original cost, present fair value, or present carrying amount.

(C)

To record the fair value of the land rights to be acquired from Tropicana in the Tropicana Transactions. Land rights represent the Company’s rights to land subject to long-term ground leases. No long-term ground leases will be assumed in connection with the acquisition of Plainridge Park Casino.

(D)	To record the fair value of the mortgage loans proposed to be made to ERI and Boyd Gaming, respectively, for the Lumière Place and Belterra Park properties.

(E)

To record the Company’s use of cash funds for the redemption of the remaining 2018 Notes in August 2018. In addition to the use of the available cash funds, the Company is assumed to have borrowed additional funds under its Revolver to fund the redemption.

(F)

To reflect those transaction costs that were paid or accrued by us prior to the consummation of the Acquisition Transactions and recorded in other assets on our historical June 30, 2018 condensed consolidated balance sheet.

(G)

To record the debt to be incurred by GLPI in connection with the Acquisition Transactions. In connection with this offering, GLPI will issued 10-year $750.0 million senior unsecured notes with a fixed interest rate of 5.30% and 7-year $350.0 million senior unsecured notes with a fixed interest rate of 5.25%, the net proceeds of which will be used to finance, in part the Acquisition Transactions. Additionally, we estimate that we will borrow $457.8 million under the Revolver to complete the financing of the Acquisition Transaction and to pay the estimated transaction fees and expenses associated with the foregoing.

(H)	To record anticipated debt issuance costs related to our new debt issuances associated with the Acquisition Transactions.

(I)	To record the original issuance discount on the 2029 Notes, which were issued at 99.985 of par and the premium on the new 2025 Notes, which were issued at 102.148 of par, net.

Unaudited Pro Forma Consolidated Combined Statement of Income

For the Year ended December 31, 2017

	Historical Year ended December 31, 2017	Pro Forma Adjustments Related to the Tropicana Transactions		Pro Forma Adjustments Related to Penn- Pinnacle Merger		Pro Forma Year ended December 31, 2017
	(in thousands, except per share data)
Revenues
Rental income	$671,190	$87,639	A	$38,900	A	$905,629
				147,405	B
		(11,725)	C	(37,813)	C
		10,033	D
Income from direct financing lease	74,333			(74,333)	B	—
Interest income from mortgaged real estate		22,361	E	7,200	E	29,561
Real estate taxes paid by tenants	83,698	13,823	F	1,466	F	98,987

Total income from real estate	829,221	122,131		82,825		1,034,177
Gaming, food, beverage and other	142,086					142,086

Total revenues	971,307	122,131		82,825		1,176,263
Operating expenses
Gaming, food, beverage and other	80,487					80,487
Real estate taxes	84,666	14,006	F	1,466	F	100,138
Land rights and ground lease expense	24,005	10,033	D			35,486
		1,448	G
General and administrative	63,151					63,151
Depreciation	113,480	28,264	H	88,137	H	229,881

Total operating expenses	365,789	53,751		89,603		509,143

Income from operations	605,518	68,380		(6,778)		667,120

Other income (expense)
Interest expense	(217,068)	(59,850)	I	(15,328)	I	(292,246)
Interest income	1,935					1,935

Total other expenses	(215,133)	(59,850)		(15,328)		(290,311)
Income before income taxes	390,385	8,530		(22,106)		376,809
Income tax expense	9,787					9,787

Net Income	$380,598	$8,530		$(22,106)		$367,022

Basic earnings per common share	$1.80	$0.04		$(0.10)		$1.74
Diluted earnings per common share	$1.79	$0.04		$(0.10)		$1.73

Unaudited Pro Forma Consolidated Combined Statement of Income

For the Six Months ended June 30, 2018

	Historical Six Months ended June 30, 2018	Pro Forma Adjustments Related to the Tropicana Transactions		Pro Forma Adjustments Related to Penn- Pinnacle Merger		Pro Forma Six Months ended June 30, 2018
	(in thousands, except per share data)
Revenues
Rental income	$339,270	$43,819	A	$19,450	A	$465,064
				74,844	B
		(5,863)	C	(11,549)	C
		5,093	D
Income from direct financing lease	45,605			(45,605)	B	—
Interest income from mortgaged real estate	—	11,181	E	3,600	E	14,781
Real estate taxes paid by tenants	42,761	6,912	F	733	F	50,406

Total income from real estate	427,636	61,142		41,473		530,251
Gaming, food, beverage and other	70,635					70,635

Total revenues	498,271	61,142		41,473		600,886
Operating expenses
Gaming, food, beverage and other	40,065					40,065
Real estate taxes	43,395	7,003	F	733	F	51,131
Land rights and ground lease expense	12,976	5,093	D			18,793
		724	G
General and administrative	41,266					41,266
Depreciation	55,477	14,132	H	44,069	H	113,678

Total operating expenses	193,179	26,952		44,802		264,933

Income from operations	305,092	34,190		(3,329)		335,953

Other income (expense)
Interest expense	(111,123)	(29,925)	I	(7,664)	I	(148,712)
Interest income	1,372					1,372
Losses on debt extinguishment	(3,473)					(3,473)

Total other expenses	(113,224)	(29,925)		(7,664)		(150,813)
Income before income taxes	191,868	4,265		(10,993)		185,140
Income tax expense	3,098					3,098

Net Income	$188,770	$4,265		$(10,993)		$182,042

Basic earnings per common share	$0.88	$0.02		$(0.05)		$0.85
Diluted earnings per common share	$0.88	$0.02		$(0.05)		$0.85

Notes to the Unaudited Pro Forma Consolidated Combined Statements of Income

For the Year ended December 31, 2017 and the Six Months ended June 30, 2018

Pro Forma Income Statement

Based upon the Company’s application of Accounting Standards Codification Section 840—Leases, the ERI Master Lease, Boyd Master Lease and amended Pinnacle Master Lease will all be accounted for as operating leases. The adjustments herein reflect the additional income the Company expects to recognize as a result of the Acquisition Transactions, as well as the reclassification of income previously classified as income from direct financing lease and cash receipts applied against the investment in direct financing lease receivable to rental revenue as the amended Pinnacle Master Lease now qualifies for operating lease treatment.

Pro Forma Adjustments:

(A)

To record cash rent received from the acquired Tropicana real property assets under the ERI Master Lease, rental income from the acquired Plainridge Park property added to the Pinnacle Master Lease and additional fixed rent under the Pinnacle Master Lease.

(B)

To reclassify the income previously recorded as income from direct financing lease to rental income, as the amended Pinnacle Master Lease qualifies for operating lease treatment. Additionally, the rent received under the original Pinnacle Master Lease and initially applied against the investment in direct financing lease receivable is reclassified to rental income.

(C)

To record the deferral of cash rent received under the ERI and amended Pinnacle Master Leases. Under both the ERI Master Lease and the amended Pinnacle Master Lease, percentage rent is fixed only for the first two years of the respective lease; therefore, resulting in the deferral of cash rent received, as all rents that are fixed and determinable at lease inception are straight-lined over the term of the lease.

(D)

To record the estimated ground lease rent paid by ERI on the ground leases subleased from GLPI. In accordance with ASC 606, the Company records revenue for the ground lease rent paid by its tenants on the subleased properties with offsetting expense recorded in land rights and ground lease expense within the consolidated statement of income as GLPI has concluded it is the primary obligor. No long-term ground leases were assumed in the purchase of the Plainridge Park property.

(E)	To record interest income from the proposed mortgage loans to ERI and Boyd Gaming, respectively, for the Lumière Place and Belterra Park properties.

(F)

To record the estimated real estate taxes paid by ERI and Penn on the newly acquired properties under our triple-net tenant leases. In accordance with ASC 606, the Company records revenue for the real estate taxes paid by its tenants on the leased properties with offsetting expense recorded in real estate taxes within the consolidated statement of income as GLPI has concluded it is the primary obligor. Real estate taxes for undeveloped land parcels GLPI acquired from Tropicana and will not lease to ERI are also reflected in the real estate tax expense line item of the consolidated statement of income.

(G)

To record expected amortization expense related to the acquired rights to land subject to long-term ground leases on which Tropicana’s acquired real estate assets reside. The estimated amortization expense related to these below market ground leases was determined based upon the individual lease term of each ground lease, including all renewal options. No long-term ground leases were assumed in the purchase of the Plainridge Park property

(H)

To record expected depreciation expense related to the acquired building assets. The expected depreciation expense related to the building assets originally classified as a net investment in direct financing lease and classified as real estate assets following the Acquisition Transactions is also included herein.

(I)

To record anticipated interest expenses related to GLPI’s anticipated fixed and variable rate borrowing related to the Acquisition Transactions. In connection with this offering, GLPI will issue 10-year $750 million senior unsecured notes with a fixed interest rate of 5.30% and 7-year $350 million senior unsecured notes with a fixed interest rate of 5.25%, the net proceeds of which will be used to finance, in part, the Acquisition Transactions. Additionally, we estimate that we will borrow $457.8 million under the Revolver to complete the financing of the Acquisition Transaction and to pay the estimated transaction fees and expenses associated with the foregoing. The interest expense amount also includes the anticipated amortization of debt issuance costs, bond premiums and original issuance discounts, which are all recorded as interest expense in the consolidated statement of income.